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                                                                     EXHIBIT 21

                              LIST OF SUBSIDIARIES

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

Name of Subsidiary                            State/Country of Incorporation/Organization
------------------                            -------------------------------------------
ICT/Canada Marketing, Inc.                             Canada
Eurotel Marketing Limited                              Ireland
Harvest Resources, Inc.                                Delaware
Yardley Enterprises, Inc.                              Delaware
ICT Australia Pty. Ltd.                                Australia
iCT ConnectedTouch.com, LLC                            Pennsylvania
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